SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 24, 2007, by and among Discovery Technologies, Inc. a Nevada corporation, and all predecessors thereof (the “Company”), Green Agriculture Holding Corporation, a New Jersey corporation (“Green”), Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., a company organized under the laws of the People’s Republic of China, and all predecessors thereof (“WOFE”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS:

WHEREAS, as of the Closing Date the Company is entering into a Share Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”) with Green and the owners of 100% of the outstanding capital stock of Green (“Green Shareholders”), pursuant to which the Company will, subject to the terms and conditions thereof, acquire all of the outstanding capital stock of Green, in exchange for Common Stock (as defined below) under the Exchange Agreement and immediately prior to the Closing under this Agreement (the “Exchange”).

WHEREAS, the closing of the Exchange is conditioned, among other things, on the consummation of the financing contemplated by this Agreement immediately thereafter.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, shares of the Company’s Common Stock, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

 “2009 Guaranteed ATNI” has the meaning set forth in Section 4.11.

“2009 Make Good Shares” means the following, as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions: the Shares times 50%.

“2009 Annual Report” means the Annual Report on Form 10-KSB or appropriate form pursuant to the then effective rules under the Exchange Act of the Company for the fiscal year ending June 30, 2009, as filed with the Commission.

“2009 Guaranteed EPS” means ninety three percent of the 2009 Guaranteed ATNI divided by the Closing Outstanding Shares (as may be equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions):

2009 Guaranteed ATNI × 93%
Closing Outstanding Shares

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory or self regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“After Tax Net Income” shall have the meaning set forth in Section 4.11.

“Available Undersubscription Amount” has the meaning set forth in Section 4.15(c).

“Basic Amount” has the meaning set forth in Section 4.15(b).

“Board Holdback Escrow Amount” has the meaning set forth in section 4.12.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“CFO Holdback Escrow Amount” has the meaning set forth in section 4.16.

“Circular 75” means Notice on Relevant Issues of PRC State Administration of Foreign Exchange (“SAFE”) concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and Round-trip Investment via Overseas Special Purpose Companies promulgated by SAFE on October 21, 2005 and effective from November 1, 2005.

“Circular 106” means the implementation guidance to Circular 75 promulgated by SAFE on May 29, 2007 and effective from June 11, 2007.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

"Closing Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, by and among the Company, the Investors and Escrow Agent in the form of Exhibit A hereto.

“Closing Outstanding Shares” means the number of shares of Common Stock outstanding immediately following the Closing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Entities” means the Company, Green and WOFE and all existing Subsidiaries of any such entities and any other entities which hereafter become Subsidiaries of any such entities.

 “Company U.S. Counsel” means Guzov Ofsink, LLC.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Compliance Notice Date” has the meaning set forth in Section 4.21.

“Compliance Period” has the meaning set forth in Section 4.21.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Earnings Per Share” shall have the meaning set forth in Section 4.11.

“Effective Date” means the date that the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agent” shall mean Tri-State Title & Escrow, LLC and any successor thereto or replacement thereof.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing Company Entities” means the Company, Green and WOFE and their respective Subsidiaries.

“FCPA” shall have the meaning set forth in Section 3.1(cc).

“GAAP” means U.S. generally accepted accounting principles.

“Green” has the meaning set forth in the preamble to this Agreement.

“Holdback Escrow Agreement” means Holdback Escrow Agreement, dated as of the date hereof, by and among the Company, the Investors and Escrow Agent in the form of Exhibit B hereto.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Intellectual Property Right Licensing Agreements” has the meaning set forth in Section 3.1(p).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“IR Holdback Escrow Amount” has the meaning set forth in Section 4.13.

“Lien” means any lien, charge, encumbrance, security interest, pre-emptive right, right of first refusal, right of participation or any other restrictions of any kind.

“Lockup Agreement” means the Lockup Agreement, dated as of the date hereof, by and between the Company and each person listed as a signatory thereto, in the form attached as Exhibit C hereto.

“Losses” means any loss, liability, obligation, claim, contingency, damage, cost or expense, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation related thereto.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, the Make Good Escrow Agent, the Make Good Pledgor and the Investors, in the form of Exhibit D hereto.

“Make Good Escrow Agent” shall mean Tri-State Title & Escrow, LLC and any successor thereto or replacement thereof.

“Make Good Pledgor” means Mr. Yinshing David To.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document, or the Exchange Agreement.

“Money Laundering Laws” has the meaning set forth in Section 3.1(ff).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Notice of Acceptance” has the meaning set forth in Section 4.15(c).

“Notice” has the meaning set forth in Section 4.21.

“OFAC” has the meaning set forth in Section 3.1(ee).

“Offer” has the meaning set forth in Section 4.15(b).

“Offer Notice” has the meaning set forth in Section 4.15(b).

“Offer Period” has the meaning set forth in Section 4.15(c).

“Offered Securities” has the meaning set forth in Section 4.15(b).

“Outside Date” means the fifteenth calendar day (if such calendar day is a Trading Day and if not, then the first Trading Day following such fifteenth calendar day) following the date of this Agreement.

“Per Share Purchase Price” means $3.25.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pinnacle” means Pinnacle China Fund, L.P.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Refused Securities” has the meaning set forth in Section 4.15(d).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Investors, in the form of Exhibit E hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“September 8 Merger and Acquisition Rules” means Rules on Acquisition of Domestic Enterprises by Foreign Investors jointly promulgated by six ministries in PRC including PRC Ministry of Commerce and SAFE on August 8, 2006 and effective from September 8, 2006.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock being offered and sold to the Investors by the Company hereunder.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsequent Placement” has the meaning set forth in Section 4.15(a).

“Subsequent Placement Agreement” has the meaning set forth in Section 4.15(d).

“Subsidiary” of any Person means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act of such Person. The term “Subsidiaries” shall be deemed to include Green and WOFE and their respective subsidiaries as if the Exchange shall have been consummated as of the time of the execution of this Agreement, with the effect that all references to Subsidiaries of the Company in this Agreement shall also refer to Green, WOFE and their respective subsidiaries.

 “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Holdback Escrow Agreement, the Lockup Agreements, the Make Good Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Undersubscription Amount” has the meaning set forth in Section 4.15(b).

“WOFE” has the meaning specified in the preamble of this Agreement.

“WOFE Financial Statements” has the meaning set forth in Section 5.1(e).

ARTICLE 2.
PURCHASE AND SALE

2.1. Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount. The Closing shall take place at the offices of Guzov Ofsink, LLC, 600 Madison, 14th Floor, New York, NY 10022 on the Closing Date or at such other location or time as the parties may agree.

2.2. Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) a single certificate representing that number of aggregate Shares to be issued and sold at Closing to such Investor, determined under Section 2.1(a), registered in the name of such Investor;

(ii) the Closing Escrow Agreement, duly executed by the Company and the Escrow Agent;

(iii) the Holdback Escrow Agreement, duly executed by the Company and the Escrow Agent;

(iv) the Make Good Escrow Agreement, duly executed by the Company and the Escrow Agent;

(v) the legal opinion of Company U.S. Counsel, in agreed form, addressed to the Investors;

(vi) the legal opinion of special PRC counsel to WOFE, in agreed form, addressed to the Investors;

(vii) the Registration Rights Agreement, duly executed by the Company;

(viii) the Lockup Agreement, duly executed by each party thereto.

(b) At the Closing, each Investor shall deliver or cause to be delivered the following (collectively, the “Investors Deliverables”):

(i) to the Company, the Closing Escrow Agreement, duly executed by such Investor;

(ii) to the Company, the Holdback Escrow Agreement, duly executed by such Investor;

(iii) to the Company, the Registration Rights Agreement, duly executed by such Investor; and

(iv) to the Company, the Make Good Escrow Agreement, duly executed by such Investor.

(c) Within one Business Day following the date of this Agreement, each Investor shall cause to be delivered to the Escrow Agent, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated for such purpose in accordance with the terms of the Closing Escrow Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Existing Company Entities. The Company, Green and WOFE hereby jointly and severally make the following representations and warranties to each Investor:

(a) Subsidiaries. Except as disclosed on Schedule 3.1 (a) none of the Existing Company Entities have any direct or indirect Subsidiaries. Except as disclosed in Schedule 3.1(a), (i) the Company owns, directly or indirectly, all of the capital stock of each other Existing Company Entity, and each other Existing Company Entity owns, directly or indirectly, all of the capital stock of its respective Subsidiaries, in each case free and clear of any and all Liens, and (ii) all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of any and all Liens. As of the Closing, the Company shall own 100% of the capital stock of Green and Green shall own 100% of the capital stock of WOFE, in each case free and clear of all Liens. Prior to the Closing Green Shareholders own 100% of the capital stock of Green free and clear of all Liens. Prior to the Closing Green is the owner of 100% of the capital stock of WOFE, subject to the full payment of the purchase price of the WOFE.

(b) Organization and Qualification. Each Existing Company Entity is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its respective properties and assets and to carry on its respective business as currently conducted and as to be conducted as specified in the Exchange Agreement, and Current Report on Form 8-K to be filed in accordance with Section 4.5 herein. No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. Each Existing Company Entity which is or is to become party to any Transaction Document and the Exchange Agreement has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each such Transaction Document and the Exchange Agreement to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents, by each Existing Company Entity to be party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Existing Company Entity, and no further action is required by any of them in connection with such authorization. Each Transaction Document and the Exchange Agreement has been (or upon delivery will have been) duly executed by the Company, each other Existing Company Entity required to execute the same and each Subsidiary (to the extent any of them is a party thereto) and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, such Existing Company Entity and such Subsidiary, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The execution and delivery of the Exchange Agreement by each party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of each such party thereto, and no further action is required by any of them in connection with such authorization. The Exchange Agreement has been (or upon delivery will have been) duly executed by each party thereto and will constitute the valid and binding obligation of each party thereto enforceable against each party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and each other Existing Company Entity and Subsidiary (to the extent a party thereto) and the consummation by the Company, and such other Existing Company Entities and Subsidiaries, of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s, such Existing Company Entity’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an Existing Company Entity or Subsidiary debt or otherwise) or other understanding to which any Existing Company Entity or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any United States or PRC court or governmental authority to which the Company or a Subsidiary is subject (including United States federal and state and PRC national and provincial securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. No Existing Company Entity is required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any United States or PRC court or other federal, provincial, state, local or other governmental authority or any other Person in connection with the execution, delivery and performance by the Company and each Subsidiary to the extent a party thereto of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, (v) filings, consents and approvals required by the rules and regulations of the applicable Trading Market and (vi) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of any and all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(g) Capitalization. The number of shares of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans is specified in Schedule 3.1(g). No securities of any Existing Company Entity are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares hereunder will not, immediately or with the passage of time, obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company or Subsidiary securities to adjust the exercise, conversion, exchange or reset price under such securities. No Existing Company Entity has issued any capital stock in a private placement transaction, including, without limitation, in a transaction commonly referred to in the PRC as a “1 ½ transaction.”

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports), including, for this purpose, the current report on Form 8-K that is being filed by the Company on or about the date hereof to disclose the transactions contemplated hereby and by the Exchange Agreement (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The WOFE Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The WOFE Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of WOFE and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of latest audited financial statements included in the Company’s SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) no Existing Company Entity has incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s or its Subsidiaries’ financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) no Existing Company Entity has altered its method of accounting or the identity of its auditors, (iv) no Existing Company Entity has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) no Existing Company Entity has issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Exchange Agreement or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. No Existing Company Entity, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Existing Company Entities, there is not any pending investigation by or before the Commission or any other court, arbitrator, governmental or administrative agency, regulatory or self regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility involving any Existing Company Entity or any of their respective current or former directors or officers (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Existing Company Entities, is imminent with respect to any of the employees of any Existing Company Entity. No Existing Company Entity has any employment or labor contracts, agreements or other understandings with any Person.

(m) Indebtedness; Compliance. Except as disclosed on Schedule 3.1(m), no Existing Company Entity is a party to any indenture, debt, loan or credit agreement by which it or any of its properties is bound. WOFE has no and as of the Closing will not have any liabilities of any nature, contingent or otherwise. No Existing Company Entity (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by such Existing Company Entity under), nor has any Existing Company Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any court, arbitrator, governmental or administrative agency, regulatory or self regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Exchange Agreement complies with all applicable laws, rules and regulations of the United States. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Existing Company Entities possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no Existing Company Entity has received any notice of proceedings relating to the revocation or modification of any such permits.

(o) Title to Assets. Except as set forth in Schedule 3.1(o), the Existing Company Entities have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such Existing Company Entity. Any real property and facilities held under lease by any Existing Company Entity are held by them under valid, subsisting and enforceable leases of which such Existing Company Entity is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. Schedule 3.1(p) sets forth all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Existing Company Entities own or have the rights to use (collectively, the “Intellectual Property Rights”). The Intellectual Property Rights constitute all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary for use by the Existing Company Entities in connection with their respective businesses as described in the SEC Reports. No Existing Company Entity has received a written or oral notice that the Intellectual Property Rights used by any of them violates or infringes upon the rights of any Person. Except as set forth in Schedule 3.1(p), all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. To the knowledge of the Existing Company Entities, no former or current employee, no former or current consultant, and no third-party joint developer of any Existing Company Entity has any Intellectual Property Rights made, developed, conceived, created or written by the aforesaid employee, consultant or third-party joint developer during the period of his or her retention by, or joint venture with, such Existing Company Entity which can be asserted against any Existing Company Entity. The Intellectual Property Rights and the owner thereof or agreement through which they are licensed to any of the Existing Company are set forth on Schedule 3.1(p). By the Closing, the WOFE shall have entered into agreements by which it is granted irrevocable, exclusive, royalty-free licenses on all Intellectual Property Rights that are registered to or owned by any Person other than the WOFE or its predecessor. Such agreements together with the agreements referenced in Schedule 3.1(p) are collectively the “Intellectual Property Right Licensing Agreements.” The Existing Company Entities will take such action as may be required, including making and maintaining the filings set forth in Schedule 3.1(p) and shall cause any such transfers of Intellectual Property Rights to the WOFE to be granted as is required in order for the WOFE to become the registered owner (in its current name) of all such Intellectual Property Rights (including, without limitation, the entering into of any Intellectual Property Right Licensing Agreements as may be necessary and the filing and maintaining of any information with the relevant PRC authority which relate to the change of name for those Intellectual Property Rights currently in the name of the WOFE’s predecessor).

(q) Insurance. Schedule 3.1(q) sets forth a list of all the insurance policies held by each Existing Company Entity. The Company has no reason to believe that it or any Existing Company Entity will not be able to renew its existing respective insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such other Existing Company Entity’s respective lines of business.

(r) Transactions With Affiliates and Employees; Customers. Except as set forth in the Schedule 3.1(r), none of the officers or directors of any Existing Company Entity, and, to the knowledge of the Existing Company Entities, none of the employees of any Existing Company Entity, is presently a party to any transaction with any Existing Company Entity (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Existing Company Entities, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. None of the Existing Company Entities owes any money or other compensation to any of their respective officers or directors or shareholders, except to the extent of ordinary course compensation arrangements specified in Schedule 3.1(r). No material customer of any Existing Company Entity has indicated its intention to diminish its relationship with any Existing Company Entity and no Existing Company Entity has any knowledge from which it could reasonably conclude that any such customer relationship may be adversely affected.

(s) Internal Accounting Controls. Except as set forth on Schedule 3.1(s), the Company Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company Entities and designed such disclosure controls and procedures to ensure that material information relating to the Company Entities is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-B under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Existing Company Entities’ internal controls (as such term is defined in Item 308(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect any Company Entity’s internal controls.

(t) Solvency. Based on the financial condition of the Company, including the Existing Company Entities, as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Existing Company Entity’s fair saleable value of their respective assets exceeds the amount that will be required to be paid on or in respect of the Existing Company Entity’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Existing Company Entity’s assets do not constitute unreasonably small capital to carry on their respective business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Existing Company Entities, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Existing Company Entities, together with the proceeds the Existing Company Entities would receive, were they to liquidate all of their respective assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Existing Company Entities do not intend to incur debts beyond their respective ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u) Certain Fees. Except as described in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by any Existing Company Entity to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Sections 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors hereunder. The Company is eligible to register its Common Stock for resale by the Investors under Form SB-2 (or under any successor form thereof) promulgated under the Securities Act. Except as specified in Schedule 3.1(v), no Existing Company Entity has granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(w) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares as contemplated by the Transaction Documents.

(x) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

(z) No Additional Agreements. No Existing Company Entity has any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa) Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(bb) Make Good Shares. The Make Good Pledgor is the sole record and beneficial owners of the 2009 Make Good Shares and hold such shares free and clear of all Liens.

(cc) Foreign Corrupt Practices Act. No Existing Company Entity, nor to the knowledge of the Existing Company Entities, any agent or other person acting on behalf of any Existing Company Entity, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) except as set forth in Schedule 3.1(cc), has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”).

(dd) PFIC. No Existing Company Entity is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ee) OFAC. No Existing Company Entity nor, to the knowledge of the Existing Company Entities, any director, officer, agent, employee, Affiliate or Person acting on behalf of any Existing Company Entity, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ff) Money Laundering Laws. The operations of each Existing Company Entity are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Existing Company Entity with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) Other Representations and Warranties Relating to WOFE.

(i) All material consents, approvals, registrations, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of WOFE have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(ii) All filings and registrations with the PRC governmental authorities required in respect of WOFE and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities, if necessary under current PRC laws and regulations as of the date of this Agreement, have been duly completed in accordance with the relevant PRC laws, rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) WOFE has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered capital, the payment schedule of which has been approved by the relevant PRC governmental authorities. There are no outstanding rights of, or commitments made by the Company or any Subsidiary to sell any equity interest in WOFE.

(iv) WOFE is not in receipt of any letter or notice from any relevant PRC governmental or quasi-governmental authority notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental or quasi-governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by WOFE, except such revocation does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(v) WOFE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of WOFE’s business which is subject to periodic renewal, the Company has no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

With regard to employment and staff or labor, WOFE has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) Disclosure. Neither any Existing Company Entity nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that any Existing Company Entity believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. Each of the Existing Company Entities understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Existing Company Entities. All disclosure provided to the Investors regarding the Existing Company Entities and their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Existing Company Entities (including their respective representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Investor acknowledges and agrees that the Existing Company Entities make no representations or warranties with respect to their respective businesses or the transactions contemplated hereby other than those specifically set forth in this Section 3.1 and each of the Investors have relied solely on those representations and review of the SEC Reports in making its investment decision.

3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Investor Status. At the time such Investor was offered the Shares, it was, and at the date hereof and the time of sale it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Each Investor has such sophistication, knowledge and skill to be able to fully evaluate the risks of investing in the Company.

(d) General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or the placement agent regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

The Company Entities acknowledge and agree that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1. (a) Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgors shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates evidencing Shares and 2009 Make Good Shares, if 2009 Make Good Shares are due to be delivered to Investors or their transferees pursuant to the Transaction Documents (collectively, the “Securities”), shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Securities is then effective (provided, however, that the Company reserves the right to issue stop transfer instructions to the transfer agent (with a copy to the Investors) with respect to the Securities in the event that the Registration Statement with respect to the Securities is no longer current) or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale by the selling Investor without volume restrictions under Rule 144. The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Securities under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Securities containing a restrictive legend, deliver or cause to be delivered to such investor Securities which are free of all restrictive and other legends. If the Company is then eligible, certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor. If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a "Buy-In"), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2. Furnishing of Information. As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.4. Subsequent Registrations. Except as set forth on Schedule 4.4, the Company may not file any registration statement (other than on Form S-8 and Form S-4) with the Commission with respect to any securities of the Company prior to the time that all Shares are registered pursuant to one or more effective Registration Statement(s), and the prospectuses forming a portion of such Registration Statement(s) is available for the resale of all Shares.

4.5. Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing (including, without limitation, details with respect to the make good provision and thresholds contained in Section 4.11 herein). Within four Trading Days following the Closing Date the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents, including details with respect to the make good provision and thresholds contained in Section 4.11 herein (and attach as exhibits thereto the Transaction Documents) and the Closing. The Company shall make the foregoing disclosure such that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to the Company. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6. Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7. Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company Entities will jointly and severally, indemnify and hold the Investors and their directors, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, disbursements and expenses, including all judgments, arbitral awards, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any Company Entities in any Transaction Document. In addition to the indemnity contained herein, the Company Entities will jointly and severally, reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Non-Public Information. The Company covenants and agrees that neither it, any Company Entity nor any other Person acting on its or their behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9. Listing of Securities. The Company agrees (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Securities, and will take such other action as is necessary or desirable to cause the Securities to be listed on such other Trading Market as promptly as possible, and (ii) the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10. Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices and the WOFE Purchase Price as referred to in Article 4.20 below), or to redeem any Common Stock or Common Stock Equivalents (other than a redemption of 246,148 shares of Common Stock for $550,000 in connection with the closing under the Exchange Agreement).

4.11. Make Good Shares.

(a) The Make Good Pledgor agrees that in the event that either (i) the Earnings Per Share (as defined below) reported in the 2009 Annual Report is less than 2009 Guaranteed EPS or (ii) the After Tax Net Income (as defined below) reported in the 2009 Annual Report is less than $12,000,000 (the “2009 Guaranteed ATNI”), the Make Good Pledgor will transfer (in accordance with the Make Good Escrow Agreement) to the Investors on a pro-rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than payment of their respective Investment Amount paid at Closing, the 2009 Make Good Shares. “After Tax Net Income” shall mean the Company’s income after taxes for the fiscal year ending June 30, 2009 determined in accordance with GAAP as reported in the 2009 Annual Report. “Earnings Per Share” shall mean the Company’s After Tax Net Income divided by the number of shares of common stock of the Company outstanding on a fully diluted basis. In the event that the After Tax Net Income reported in the 2009 Annual Report is equal to or greater than the 2009 Guaranteed ATNI and the Earnings Per Share is greater than the 2009 Guaranteed EPS, no transfer of the 2009 Make Good Shares shall be required by the Make Good Pledgor to the Investors and such 2009 Make Good Shares shall be returned in accordance with the Make Good Escrow Agreement. Any such transfer of the 2009 Make Good Shares shall be made within ten (10) Business Days after the date which the 2009 Annual Report is filed. Notwithstanding anything to the contrary contained herein, in determining whether the Company has achieved the 2009 Guaranteed ATNI or 2009 Guaranteed EPS, the Company may disregard any compensation charge or expense required to be recognized by the Company under GAAP resulting from the release of the 2009 Make Good Shares to Make Good Pledgor if and to the extent such charge or expense is specified in the Company’s independent auditor’s report for the relevant year, as filed with the Commission. No other exclusions shall be made for any non-recurring expenses of the Company, including liquidated damages under the Transaction Documents, in determining whether 2009 Guaranteed ATNI or 2009 Guaranteed EPS have been achieved. If prior to the second anniversary of the filing of the 2009 Annual Report, the Company or their auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted after tax net income of less than the 2009 Guaranteed ATNI or Earnings Per Share of less than the 2009 Guaranteed EPS, as applicable, then notwithstanding any prior return of 2009 Make Good Shares to the Make Good Pledgor, the Make Good Pledgor will, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the 2009 Make Good Shares to the Investors.

(b) In connection with the foregoing, the Make Good Pledgor agrees that within three Trading Days following the Closing, the Make Good Pledgor will deposit all potential 2009 Make Good Shares into escrow in accordance with the Make Good Escrow Agreement along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent), and the handling and disposition of the 2009 Make Good Shares shall be governed by this Section 4.11 and the Make Good Escrow Agreement. The Company shall notify the Investors as soon as the 2009 Make Good Shares have been deposited with the Make Good Escrow Agent. The Make Good Pledgor hereby agrees that his obligation to transfer shares of Common Stock to Investors pursuant to this Section 4.11 and the Make Good Escrow Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Shares, and that each Investor shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares.

(c) The Company covenants and agrees that upon any transfer of 2009 Make Good Shares to the Investors in accordance with the Make Good Escrow Agreement, the Company shall promptly instruct its transfer agent to reissue such 2009 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

(d) If any term or provision of this Section 4.11 is in contradiction of or conflicts with any term or provision of the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall control.

4.12. Independent Board of Directors. The Company covenants and agrees that no later than 120 days following the Closing Date, the Board of Directors of the Company shall be comprised of a minimum of five members, a majority of which shall be “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15). The Company agrees that $2,000,000 (the “Board Holdback Escrow Amount”) shall be held in escrow pursuant to the Holdback Escrow Agreement until such time as the Company complies with its obligations under this Section 4.12. If for any reason or for no reason whatsoever, the Escrow Agent does not receive the written notice contemplated by the Holdback Escrow Agreement from the Company and the Investors then holding a majority of the Shares relating to either the release of (i) the Board Holdback Escrow Amount prior to 125 calendar days following the Closing Date or (ii) CFO Holdback Escrow Amount prior to 95 calendar days following the Closing Date (each such failure or breach being referred to as an “Event,” and for purposes of this section the date such Event occurs being referred to as “Event Date”), then in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor by wire transfer an amount in immediately available funds, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate Investment Amount paid by such Investor for Shares pursuant to this Agreement. The partial liquidated damages payable under this Section 4.12 shall be independent of any other damages payable under this Agreement or any other Transaction Document and shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. In no event will the Company be liable for partial liquidated damages in excess of 1% of the aggregate Investment Amount of the Investors in any 30-day period in respect of any single Event (it being understood that if the Company suffers an Event relating to its failure to comply with this Section 4.12 and an Event relating to its failure to comply with Section 4.15 in a 30-day period it will be responsible for 2% of liquidated damages in a 30-day period). It is further understood that the partial liquidated damages contemplated hereby are limited to the Board Holdback Escrow Amount as to that Event and the CFO Holdback Escrow Amount as to that Event; provided that the Investors are entitled to all other remedies available under applicable law. On any Event Date, the Company will deliver to each Investor a written notice which shall set forth the relevant Event. If any term or provision of this Section 4.12 as to the Board Holdback Escrow Amount and/or partial liquidated damages is in contradiction of or conflicts with any term or provision of the Holdback Escrow Agreement relating thereto, the terms of the Holdback Escrow Agreement shall control.

4.13. Third Party Hiring. By the thirtieth day following the Closing Date, the Company shall hire either of CCG Elite, Hayden Communications, or Integrated Corporate Relations as the Company’s investor relations firm. The Company agrees that $250,000 (the “IR Holdback Escrow Amount”) shall be held in escrow pursuant to the Holdback Escrow Agreement until such time as the Company complies with its obligations under this Section 4.13. If any term or provision of this Section 4.13 as to the IR Holdback Escrow Amount is in contradiction of or conflicts with any term or provision of the Holdback Escrow Agreement relating thereto, the terms of the Holdback Escrow Agreement shall control.

4.14. Right of First Refusal.

(a) From the date hereof until the first anniversary of the effective date of the Registration Statement (plus one additional day for each Trading Day following the Effective Date of any Registration Statement during which either (1) the Registration Statement is not effective or (2) the prospectus forming a portion of the Registration Statement is not available for the resale of all Registrable Securities (as defined in the Registration Rights Agreement)), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") unless the Company shall have first complied with this Section 4.14. If the Company desires to sell any securities it shall deliver to each of the Investors a written notice to such effect specifying the general terms of the offering the Company desires to make and for a period of at least twenty Business Days after the giving of such notice the Company agrees to negotiate in good faith with any Investors responding to such notice the terms of a sale of the Company’s securities to such responding Investors.

(b) In the event that the Company shall receive an unsolicited offer regarding the purchase of the Company’s securities, the Company shall deliver to each Investor hereunder a written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (v) identify and describe the Offered Securities, (w) specify the price and other terms upon which the Offered Securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (x) identify the persons or entities (to the extent known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (y) offer to issue and sell to or exchange with such Investors all of the Offered Securities, allocated among such Investors (i) based on such Investor's pro rata portion of the total Investment Amount hereunder (the "Basic Amount"), and (ii) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(c) To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the fifth Business Day after such Investor's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Investor's Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(d) The Company shall have twenty Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange the Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the “Refused Securities”) but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the Commission on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto. If no disclosure has been made by the Company by the end of the twenty Business Day period referred to in this subsection (d), the Subsequent Placement shall be deemed to have been abandoned and the Investors shall no longer be deemed to be in possession of any non-public information with respect to the Company. The purchase by the Investors of any Offeree Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel (such agreement, the “Subsequent Placement Agreement.”)

(e) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 4.15), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 4.15(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 4.15(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 4.15(b) above.

(f) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.15(e) above if the Investors have so elected, upon the terms and conditions specified in the Offer.

(g) Any Offered Securities not acquired by the Investors or other persons in accordance with Section 4.15(d) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

(h) In exchange for the Company’s willingness to agree to these procedures, each Investor hereby irrevocably agrees that it will hold in strict confidence any and all Offer Notices, the information contained therein, and the fact that the Company is contemplating a Subsequent Placement, until such time as the Company is obligated to make the disclosures required by Section 4.15(d), or unless it notifies the Company in writing that it no longer desires to receive Offer Notices.

4.15. Chief Financial Officer. No later than three months following the Closing Date, the Company will hire a chief financial officer (“CFO”) who is a certified public accountant or possesses experience such that he or she can reasonably serve as a chief financial officer, fluent in English, and who has a working familiarity with (i) US GAAP and (ii) auditing procedures and compliance for United States public companies. In the event that the proposed CFO is not a certified public accountant, who is fluent in English and an expert in GAAP and auditing procedures and compliance for United States public companies, then such proposed CFO shall be subject to Pinnacle’s reasonable approval. The Company shall enter into an employment agreement with the CFO for a term of no less than two years. Should the CFO be dismissed at any time prior to two years from the Closing Date, the Company shall replace the CFO with a Chief Financial Officer who fits the criteria set forth herein as soon as practicable. By 9:00 a.m. (New York time) on the fourth Trading Day following the hiring of such chief financial officer, the Company will file a Current Report on Form 8-K disclosing the information required by Item 5.02 of Form 8-K. The Company shall deposit $2,000,000 to be held in escrow (the “CFO Holdback Escrow Amount”) in accordance with the terms of the Holdback Escrow Agreement pending compliance with this provision. If any term or provision of this Section 4.15 as to the CFO Holdback Escrow Amount is in contradiction of or conflicts with any term or provision of the Holdback Escrow Agreement relating thereto, the terms of the Holdback Escrow Agreement shall control.

4.16. Liquidated Damages for Governmental Rescission of the Transaction. If any governmental agency in the PRC challenges or otherwise takes any action that adversely affects the transactions contemplated by the Exchange Agreement, and the Company cannot undo such governmental action or otherwise address the material adverse effect to the reasonable satisfaction of the Investors within sixty (60) days of the occurrence of such governmental action, then, upon written demand from an Investor, the Company shall promptly, and in any event within thirty (30) days from the date of such written demand, pay to that Investor, as liquidated damages, an amount equal to that Investor’s entire Investment Amount with interest thereon from the Closing date until the date paid at the rate of 10% per annum. As a condition to the receipt of such payment, the Investor shall return to the Company for cancellation the certificates evidencing the Shares acquired by the Investor under the Agreement.

4.17. Further Assurances. The Company will, and will cause all of the Company Entities and their management to, use their best efforts to satisfy all of the closing conditions under Section 5.1, and will not take any action which could frustrate or delay the satisfaction of such conditions. In addition, either prior to or following the Closing, each Existing Company Entity signatory hereto will, and will cause each other Company Entity and its management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.19 Insurance. Within sixty (60) days following the Closing Date, each Existing Company Entity shall become insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and as may be necessary to continue its business on terms consistent with market for the Company’s and such other Existing Company Entity’s respective lines of business.

4.20 Completion of WOFE Purchase and Increase of WOFE’s Registered Capital.

(a) Completion of WOFE Purchase. By the 20th day following the Closing Date, the Company shall complete the WOFE Purchase. In order to complete the WOFE Purchase, the Company and Green agree to transmit approximately $4,000,000 (“WOFE Purchase Price”) to the accounts of the former WOFE shareholders and complete additional filings and registrations, including obtaining a new business license and certificate from the PRC State Administration of Foreign Exchange reflecting the completion of the payment of the Purchase Price. The Company Entities represent and warrant that the former WOFE shareholders have agreed that they will not retain the WOFE Purchase Price and have issued an instruction that the PRC State Administration of Foreign Exchange, Xi’An branch, transmit the WOFE Purchase Price, when received, to the WOFE. In furtherance of the Company’s obligations under this Section, by the 20th day following the Closing Date, the Company shall provide the Investors with evidence reasonably acceptable to them that the aggregate registered capital deficit (the WOFE Purchase Price) has been paid by providing a copy of the new business license evidencing that the aggregate capital deficit (the WOFE Purchase Price) has been paid as described above.

(b) Completion of the Increase of WOFE’s Registered Capital. By the 65th day following the Closing Date, the Company shall complete the increase of WOFE’s registered capital from approximately $4,000,000 to such amount as necessary to accommodate the net proceeds of the sale of Shares under this Agreement. The WOFE is to receive all necessary documentation evidencing the completion of the registered capital increase including the approval from provincial commercial bureau, a new business license from the local State Administration of Industrial and Commerce and an updated certificate from PRC State Administration of Foreign Exchange, Xi’An branch.

4.21 The Trademarks of the WOFE. For any Intellectual Property Rights that are owned in the name of any predecessor of the WOFE, the WOFE shall complete the change of the registered owner from that of the WOFE’s predecessor to the WOFE’s current name, address and other related updates which is required by PRC Trademark Offices within 18 months of the Closing Date (the“Compliance Period”) as evidenced by a written notice certifying the completion of the change of registered owner information (the “Notice”) from the PRC Trademark Offices (the date which is 18 months following the Closing Date, the “Compliance Notice Date”). A copy of the Notice shall be promptly provided to the Investors. If for any reason or for no reason whatsoever, the WOFE does not receive the Notice from the PRC Trademark Offices and provide such evidence to the Investors within the Compliance Period, then on the Compliance Notice Date and on each monthly anniversary thereof (until the WOFE provides a copy of the Notice to the Investors) the Company shall pay to each Investor by wire transfer an amount in immediately available funds, as partial liquidated damages and not as a penaltyequal to 0.5% of the aggregate Investment Amount paid by such Investor for Shares pursuant to this Agreement. The partial liquidated damages pursuant to the terms of this Section 4.21 shall be independent of any other damages payable under this Agreement or any other Transaction Document and shall apply on a daily pro-rata basis for any portion of a month prior to the time the Investors are provided a copy of the Notice.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Shares. The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Existing Company Entities contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Existing Company Entities shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents and the Exchange Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents and the Exchange Agreement;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Subsidiaries;

(e) WOFE Financial Statements. WOFE shall have completed and delivered audited consolidated financial statements for the fiscal years ended June 30, 2006 and 2007 to the Company and the Investors and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board relating to the fiscal years ended June 30, 2006 and 2007, a copy of which shall be promptly provided to the Investors (collectively, the “WOFE Financial Statements”);

(f) WOFE Intellectual Property Rights. The WOFE shall provide to the Investors evidence acceptable to the Investors that all Intellectual Property Rights are either (i) validly owned by the WOFE, or (ii) (a) if owned by any Person other than the WOFE or its predecessor, subject to valid and binding Intellectual Property Right Licensing Agreements which may not be terminated for any reason until any such Intellectual Property Right covered thereby is validly owned by the WOFE, or (b) if owned by the predecessor of the WOFE, the application for the change of the registered owner information from that of the WOFE’s predecessor to the WOFE’s current name, address and other related updates which is or may be required by relevant PRC authorities in charge of such Intellectual Property is submitted by the WOFE to the relevant PRC authority on or before the Closing.

(g) PRC Opinion. The Company shall have delivered to the Investors, and the Investors shall be able to rely upon, the legal opinions that the Company shall have received from its legal counsel in the PRC (which, among other things, shall confirm the legality under applicable PRC law of the WOFE and the applicability of SAFE Circular 75, Circular 106 and the September 8 Merger and Acquisition Rules) with such legal opinions being in a form acceptable to the Investors in their sole discretion.

(h) Exchange Agreement and Form 8-K. Concurrently with or immediately prior to the Closing, (i) the Company shall have completed the acquisition of all of the outstanding capital stock of Green pursuant to the Exchange Agreement, and (ii) the Company shall have provided the Investors with the Current Report on Form 8-K to be filed in accordance with the Exchange Agreement, containing the audited financial statements of Green and other required disclosure with respect to Green and WOFE, provided that, prior to the filing of such Current Report, the Company shall give the Investors a meaningful opportunity to review and comment on the draft thereof and incorporate in good faith any comments from the Investors reasonably acceptable to the Company;

(i) Derivative Securities. Any issued and outstanding options, convertible notes or other securities of the Company that are exercisable or exchangeable for or convertible into Common Stock shall have been exercised, converted or exchanged for Common Stock in a manner satisfactory to the Investors;

(j) Closing Officer’s Certificate. At the Closing, the Company shall have delivered to each Investor an officer’s certificate to the effect that each of the conditions specified in Sections 5.1(a) - 5.1(i) is satisfied in all respects.

(k) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(l) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

(m) Minimum/Maximum. The Company shall have delivered to each Investor signature pages to this Agreement indicating that the aggregate Investment Amount payable to the Company hereunder on the Closing Date is not less than $20,000,000 and no more than $26,000,000.

5.2. Conditions Precedent to the Obligations of the Company to Sell Shares. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Exchange Agreement. Concurrently with or immediately prior to the Closing, the Company shall have acquired all of the outstanding capital stock of Green pursuant to the Exchange Agreement.

(e) Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

(f) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1. Fees and Expenses. At the Closing, the Company shall reimburse Pinnacle upon presentation to the Company of a summary invoice therefor which is addressed to Pinnacle by its counsel, up to $60,000 for Pinnacle’s legal fees in connection with the transactions contemplated by the Transaction Documents (Pinnacle may deduct such amount from the Investment Amount deliverable to the Company at Closing), it being understood that Bryan Cave LLP has only rendered legal advice to Pinnacle, and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and the other Investors has relied for such matters on the advice of its own respective counsel. In addition, the Company shall at the Closing pay to Pinnacle, upon presentation to the Company of reasonable documentation therefor, not more than $7,500 to reimburse Pinnacle for its out-of-pocket due diligence expenses in connection with the transactions contemplated by the Transaction Documents. Except as specified in the immediately preceding two sentences and as described in Section 6.4, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares. In the event that any waivers or amendments are required with respect to any Transaction Document or the transactions contemplated thereby, the Company covenants to reimburse Pinnacle for reasonable legal expenses incurred in connection therewith.

6.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile transmission. The address for such notices and communications shall be as follows:

If to the Company:	Discovery Technologies, Inc
45 Old Millstone Drive, Unit 6,
East Windsor, NJ 08520
Attn: Mr. Yinshing David To

With a copy to:	Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Facsimile: (212) 688-7273
Attn.: Darren L. Ofsink, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

With a copy to:	Bryan Cave LLP
(only for notices to	1290 Avenue of the Americas
investors)	New York, New York 10104
Facsimile: (212) 541-4630
Email: elcohen@bryancave.com
Attn.: Eric L. Cohen, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares. The Company shall pay for any fees, including reasonable attorney’s fees for one counsel representing the Investors, incurred by the Investors in connection with any amendment to a Transaction Document.

6.5. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investors holding a majority of the Shares to be issued at Closing pursuant to the terms hereof and the Company; and

(b) by an Investor (as to itself but no other Investor) upon written notice to the Company, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Closing Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to Section 6.5(a) upon delivery of a joint written notice from the Company and the Investors to the Escrow Agent or in the event of a termination pursuant to Section 6.5(b) upon delivery of written notice by an Investor to the Escrow Agent, such Investor shall have the right to a return of up to its entire Investment Amount deposited with the Escrow Agent pursuant to Section 2.2(b)(i), without interest or deduction. The Company covenants and agrees to cooperate with such Investor in obtaining the return of its Investment Amount, and shall not communicate any instructions to the contrary to the Escrow Agent.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.” Notwithstanding anything to the contrary herein, for the avoidance of doubt, each Investor may freely transfer any Shares to any Person (including its Affiliates or any investment fund sponsored or advised by such Investor) without the consent of any of the Existing Company Entities or any other Investor.

6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

6.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of December 24, 2007.

DISCOVERY TECHNOLOGIES, INC.

By:	/s/ Tao Li
Name: Tao Li
Title: Chairman of the Board, President and Chief Executive Officer

GREEN AGRICULTURE HOLDING CORPORATION

By:	/s/ Yinshing David To
Name: Yinshing David To
Title: Director

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD.

By:	/s/ Tao Li
Name: Tao Li
Title: Chairman of the Board, President and Chief Executive Officer

Only as to Sections 3.1(bb), 4.11, 4.16 and 4.17 and Article 6 herein:

/s/ Yinshing David To
Yinshing David To

/s/ Tao Li
Tao Li

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as the date set forth above.

NAME OF INVESTOR

By:
Name:
Title:

Investment Amount: $

Tax ID No.:

ADDRESS FOR NOTICE

Attention:

Tel:

Fax:

Email:

DELIVERY INSTRUCTIONS (if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Schedules to
Securities Purchase Agreement

dated as of December 24, 2007, by and among Discovery Technologies, Inc. a Nevada corporation, and all predecessors thereof (the “Company”), Green Agriculture Holding Corporation, a New Jersey corporation (“Green”), Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., a company organized under the laws of the People’s Republic of China (“WOFE”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

Schedule 3.1 (a) Subsidiary

Xi’an Jintai Agriculture Technology Development Company, a company incorporated in January 19, 2007 in the PRC is the wholly owned subsidiary of the WOFE, it serves as the WOFE’s research and development and experimental base. Its registered capital is RMB 1 million (approximately US$135,000)

Schedule 3.1 (g) Capitalization

Please refer to the Cap table in excel format.

Schedule 3.1(k) Litigation

Xi’an Techteam Science and Technology Industry (Group) Co., Ltd. (the “Group Company”), the former parent company of WOFE was a former 20% shareholder of Shanghai Li Ao Hi-Tech Investment Co., Ltd. (“Shanghai Li Ao”) as a nominee. The Group Company is substantially owned and controlled by Tao Li, the Chairman and CEO of WOFE.

Shanghai Li Ao invested monies in Xinjiang Delong Group. Some of the top management of Xinjiang Delong Group was convicted in the PRC in 2006 of illegally taking deposit accounts from investors and stock manipulation. At no time has the Group Company, Shanghai Li Ao, Tao Li, WOFE or any employee, officer or director thereof been charged with any wrongdoing in connection with this matter.

Schedule 3.1 (m) Indebtedness

Loan No.	Borrower	Amount (million in RMB)	Dated	Term	Gurantee	Secured Property
Xi Shang Yin Xincheng Jie Zi [2007] No. 010	Xi’an City Commercial Bank, Xincheng Branch	15	4/29/2007	4/29/2007~4/1/2008	Xishangyin Xincheng Bao Zi [2007] No. 010	Property Certificate No. Yang Guo Yong (2006) No.06 Building Certificate No. Yang Fang Quan Zheng Zi No. 20060030

Yang Nong Yin Jie Zi [2007] No. 001	Agricultural Bank of China, Yangling Branch	13.5	3/28/2007	3/28/2007~3/27/2007	Yang Nong Yin Bao Zi [2007] No. 001	None

Shannong Xin Jie Zi Beiwen No. [2007] No. 620	Xi’an Beilin District Country Credit Union North Wenyi Road Branch	3.8	9/18/2007	9/18/2007~9/16/2007	None	Mortgage of Building of another company Xi’an Xiansheng Info. Technology Co., Ltd., which is majority owned by Mr. Tao Li

Schedule 3.1 (o) Title to Assets

There is a mortgage over the following land use right and building owned by the WFOE for a loan of RMB15million with Xincheng Branch of Commercial Bank of Xi’an City as referred to under Schedule 3.1 (m).

	License No.	Area	Term
Property at Yangling	Yangguan Guo Yong [2006] No. 06	30,946.65 m2	Land use right valid through 01/2001-01/2051

Building at Yangling	No. 20060030	6494.91 m2	—

Schedule 3.1 (p) Patents and Trademarks

The following patents are in the process of application by the WFOE:

SN	Application Number	Date of Application	Applicant	Contents
1	200720031884.2	5/29/2007	Shaanxi Techteam Jinong Humici Acid Product Co.,Ltd	Production facility of Humic Acid Products

2	200710017334.x	2/1/2007	Shaanxi Techteam Jinong Humici Acid Product Co.,Ltd	Method and recipe of the water solube humic acid fertilizers

A. Xi’an Techteam Science and Technology Industry (Group) Co., Ltd. (the “Group Company”), a company Mr. Tao Li has controlling shares is the registered owner of the following trademark:

Jinong (“Farmers’ Helper”)	Registration number: No. 1357523

The Group Company is in the process of transferring the trademark to the WOFE. The application of the transfer with the PRC State Trademark Offices is dated October 15, 2007. There is a licensing agreement between the Group Company and the WOFE dated December 19, 2007 pursuant to which the Group Company granted an irrevocable, royalty free, exclusive license to the WOFE on the trademark of Jinong for the period from the date of the licensing agreement to the date on which the WOFE is transferred the trademark.

B. Yanglin Techteam Jinong Humic Acid Product Co., Ltd. (“Yanglin”), the predecessor of the WOFE, is the registered owner of the following trademark:

Libangnong (“Farmer’s Mighty Helper”)	Registration number: No.1503

Yanglin is in the process of updating the owner information records with the PRC State Trademark Offices. The application is dated August 23, 2007.

C. Yanglin is the registered owner of the following trademarks:

Zhimeizi (“Make Plants Grow with Luster”)	Registration number: No. 1504

Lepushi (“Make Farming Pleasant”)	Registration number: No. 1428

Yanglin is in preparing the application for the owner information records updating and expect to file the application by the Closing.

Schedule 3.1 (q) Insurance

SN	Insurance Category		Policy Number	Premium (RMB)	Insured Property Value (RMB)	Insurance Carrier	Term of the Policy
1	Social Insurance	Endowment Insurance	N/A	54.5.4/m/19 Persons	N/A	It is different with	N/A
		Medical Insurance	N/A	1640.52/m/19 Persons	N/A	each employee when they
		Unemployment Insurance	N/A	696.83/m/19 Persons	N/A	contracted with the Insurance
		Maternity Insurance	N/A	106.25/m/19 Persons	N/A	company at the beginning.
		Industrial Injury Insurance	N/A	193.05/m/19 Persons	N/A
2	Assets Comprehensive	Fixed Assets	6005745	6,800.00	1,360,000.00	PICC Property and Causalty Company Limited,Shaanxi	Expires on 12/29/2008
	Insurance	Finished Products		2,000.00	400,000.00	Branch
		Packing Materials		1,000.00	200,000.00

Schedule 3.1 (r)

As of the date of this Agreement, the WOFE owes $135,947 to its officers and shareholders. Such advance from the officers and shareholders to the WOFE was unsecured, non-interest bearing and due on demand. The WOFE plans to pay the amount off by December 31, 2007.

Schedule 3.1 (s)

The Company intends to hire a chief financial officer who has experience with public accounting, the requirements of GAAP and the United States securities laws. The Company has not yet evaluated its internal controls over financial reporting in order to allow management to report on, and the independent auditors to attest to, its internal controls over financial reporting, as will be required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. The Company has never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2007.

Schedule 3.1 (u) Certain Fees

In connection with the financing contemplated under the Securities Purchase Agreement, Hickey Freihofner Capital, a Division of Brill Securities, Inc., member of FINRA, MSRB, SIPC, as placement agent, is to receive a cash fee of 6% of the monies raised comprised of a 5% placement agent fee and 1% for non-accountable expenses and foreign finders received 2%.

Schedule 3.1 (v) Certain Registration Matters

Michael Friess and Sanford Schwartz (the “Shell Sellers”), the directors and controlling owners of the Company before the Closing, has piggy-back registration rights on 111,386 shares of common stock for the period that they hold those shares, pursuant to Redemption Agreement by and among the Shell Sellers and the Company dated the Closing Date. The piggy-back registration rights are conditioned on Rule 415 cutback.

Schedule 3.1 (cc) Foreign Corrupt Practices Act

Under the FCPA, companies that have a class of securities registered under Section 12 of the Exchange Act, or that are required to file reports under Section 15(d) of the Exchange Act, are required to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

•	transactions are executed in accordance with management's general or specific authorization;

•
transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (2) to maintain accountability for assets;

•	access to assets is permitted only in accordance with management's general or specific authorization; and

•	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Reference is made to Schedule 3.1(s).

Schedule 4.4

Reference is made to Schedule 3.1 (v).